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                                                                    EXHIBIT 24.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus for the Fluor Daniel GTI, Inc. 1997 Stock Plan of our report dated December 11, 1996, on our audit of the consolidated financial statements and the financial statement schedule of Fluor Daniel GTI, Inc. (the "Company") as of October 31, 1996 and for the Transition Period then ended, which report is incorporated by reference or included in the Company's Annual Report on Form 10-K.


                                         /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 27, 1998